UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMCOR PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey (Channel Islands)	98-1455367
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

83 Tower Road North

Warmley, Bristol BS30 8XP

United Kingdom

(Address of Principal Executive Office) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following  box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333- 230217

Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1 — DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Amcor plc, a public limited company incorporated under the Laws of the Bailiwick of Jersey (the “Registrant”), hereby incorporates by reference herein the description of its ordinary shares, par value $0.01 per share, to be registered hereunder, set forth under the heading “Description of New Amcor Shares and the New Amcor Articles of Association” in the Registrant’s proxy statement/prospectus forming part of its Registration Statement on Form S-4 (File No. 333-230217), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on March 12, 2019, as thereafter amended and supplemented (the “Registration Statement”). Any form of proxy statement/prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement and that includes such description, shall be deemed to be incorporated herein by reference.

ITEM 2 — EXHIBITS

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMCOR PLC

Date: June 7, 2019	By:	/s/ Ronald Delia
	Name:	Ronald Delia
	Title:	Chief Executive Officer

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